EXHIBIT 10.27

                       Technology Investment Capital Corp.

                         8 Sound Shore Drive, Suite 255

                          Greenwich, Connecticut 06830

                                  July 11, 2005

Advanced Aesthetics, Inc.
Anushka PBG Acquisition Sub, LLC
Anushka Boca Acquisition Sub, LLC
Wild Hare Acquisition Sub, LLC
DiSchino Corporation

Advanced K, LLC
501 Madison Avenue
New York, NY  10022

Attention: Andrew Lipman

          Re:   Note and Warrant Purchase Agreement

Gentlemen:

         Reference is hereby made to that certain Note and Warrant Purchase Agreement dated as of March 31, 2004 (as heretofore amended, the "Purchase Agreement"), by and among Technology Investment Capital Corp., as Collateral Agent and Purchaser (the "Purchaser") and Advanced Aesthetics, Inc. (the "Parent"), Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC, DiSchino Corporation and Advanced K, LLC (collectively, the "Co-Borrowers" and, together with the Parent, the "Obligors"). Capitalized terms used in this letter agreement without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

         On July 7, 2005, the Parent issued and sold to affiliates of Pequot Capital Management an aggregate of 5,000 of its shares of Series F Preferred Stock, par value $.01 per share, for an aggregate purchase price of $5,000,000, in accordance with the terms set forth in the summary of terms attached hereto as Exhibit A (the "Series F Investment").

         We have been advised by Parent that it is contemplating a financing pursuant to which it will issue shares of its Common Stock in exchange for cash in an aggregate amount of not less than $5,000,000 and not more than $15,000,000 (the "Common Stock Investment").

         We have also been advised by the Parent that it is contemplated that the Parent and its shareholders (including the investors in the Common Stock Investment) will execute a share exchange agreement or merger agreement (the "Public Transaction") with a to-be-named public company ("Newco"). As a result, the Parent will become a wholly-owned subsidiary of Newco and all existing and new shareholders of the Parent will receive shares of common stock of Newco ("Newco Common Stock") in exchange for their equity in the Parent. In connection with the Public Transaction it is also contemplated that the Purchaser will exchange its Warrant for a warrant to purchase shares of Newco Common Stock.

         The parties hereto hereby agree as follows:

         1. Amendments to Financial Covenants. The parties hereto shall use commercially reasonable efforts within sixty (60) days after the date hereof to amend, in a manner reasonably satisfactory to the parties hereto, the financial covenants set forth in Sections 7.1 through 7.5, inclusive, of the Purchase
Agreement based on the financial projections most recently prepared by the Obligors in connection with the Series F Investment, true and complete copies of which have been delivered to the Purchaser; provided, that (i) such amendments shall become effective only upon the execution by the parties hereto of definitive documentation setting forth such amendments, which documentation shall be reasonably satisfactory in form and substance to the parties hereto, and (ii) until the execution and delivery by all parties hereto of such definitive documentation, the provisions of Sections 7.1 through 7.5, inclusive, of the Purchase Agreement shall continue in effect without change.

         2. Prepayment of Seller Notes. Notwithstanding any provisions of the Transaction Documents to the contrary, the Purchaser hereby consents to the use by the Parent of a portion of the net cash proceeds of the Series F Investment, in an aggregate amount not to exceed $900,000, to prepay a portion of the outstanding principal amount of the Seller Notes and accrued but unpaid interest on such prepaid principal amount.

         3. Public Transaction; Exchange of Warrant; Notices. Notwithstanding any provisions of the Transaction Documents to the contrary, the Purchaser hereby irrevocably consents to the consummation of the Public Transaction. In connection therewith, Purchaser hereby irrevocably agrees (i) to exchange its Warrant for a warrant to purchase a number of shares of Newco Common Stock equal to its pro rata number of shares of the Newco Common Stock issued to the securityholders of the Parent (the "Newco Warrant") and (ii) that this letter agreement satisfies any and all notice requirements under the Transaction Documents with respect to the Public Transaction and all other transactions described herein. The Newco Warrant shall be identical in form and substance to the Warrant other than the number of the Warrant Shares, the Exercise Price and Trigger Price of the Warrant (and each as defined therein) which will be adjusted in connection with the Public Transaction.

         4. Conversion of KCO Note into Common Stock. Notwithstanding any provisions of the Transaction Documents to the contrary, in connection with the closing of the Public Transaction, the Purchaser hereby consents to the conversion of the KCO Note (the "KCO Note Conversion"), including all interest accrued and unpaid thereon, into shares of Common Stock of Parent at a conversion price equal to the price per share of Common Stock in the Common Stock Investment.

         5. Conversion of Series B Preferred Stock into Common Stock. Notwithstanding any provisions of the Transaction Documents to the contrary, in connection with the closing of the Public Transaction, the Purchaser hereby consents to the conversion of all issued and outstanding shares of Series B Preferred Stock of the Parent, into shares of Common Stock (the "Series B Conversion") at a conversion price equal to the price per share of Common Stock in the Common Stock Investment.

         6. Waiver of Preemptive Rights. Purchaser hereby waives its rights under Section 4 of the Shareholders Agreement to purchase shares of Common Stock in connection with: (i) the Series F Investment, (ii) the Common Stock Investment (as long as the price per share of

Common Stock in the Common Stock Investment is equal to at least the Trigger Price (as defined in the Warrant)), (iii) the Public Transaction, (iv) the KCO Note Conversion and (v) the Series B Conversion.

         7. Termination of Shareholders Agreement. The parties agree that upon consummation of the Public Transaction, without any further action by the parties, the Shareholders Agreement will automatically terminate and be of no further force and effect.

         8. Registration Rights Agreement. Parent will cause Newco to assume all obligations of Parent under the Registration Rights Agreement with respect to the Newco Common Stock issuable upon exercise of the Newco Warrant.

         9. Issuance of Additional Warrants.

                  (a) At the time of the execution of the amendment of the Purchase Agreement pursuant to Section 1 hereof, Parent shall cause Newco to execute and issue to the Purchaser additional warrants (the "Additional Warrants") to purchase shares of Newco Common Stock, subject to the following: (a) at the option of the Parent, such warrants shall provide either (i) that they are initially exercisable to purchase a number of shares of Newco Common Stock into which 50,000 shares of Common Stock will be exchangeable in connection with the Public Transaction, at an initial exercise price per share equal to $.01 divided by the number of shares of Newco Common Stock that will be issued in exchange for each share of Common Stock of Parent in connection with the Public Transaction, or (ii) that they are initially exercisable to purchase, at an initial exercise price of an amount per share equal to $2.50 divided by the number of shares of Newco Common Stock that will be issued in exchange for each share of Common Stock of Parent in connection with the Public Transaction, an aggregate number of shares of Newco Common Stock equal to 0.978% of the aggregate number of shares of Newco Common Stock then outstanding on a fully diluted basis (after giving effect to the issuance of the Additional Warrants, and assuming the exercise in full of all outstanding options, warrants and other rights to subscribe for or purchase Common Stock or other equity securities of the Parent and the conversion into shares of Common Stock of all then outstanding shares of convertible preferred stock and other convertible securities of the Parent (if any), whether or not then currently exercisable or convertible); and (b) in all other respects, the Additional Warrants shall be identical in form and substance to the Warrant. Notwithstanding the foregoing, in lieu of the issuance of the Additional Warrants, Parent may, at its option, make a cash payment of $100,000 to the Purchaser.

                  (b) The Parent represents and warrants to, and agrees with, the Purchaser that (x) the Newco Warrant and the Additional Warrants shall be duly authorized and executed by Newco, and shall be the legally valid and binding obligations of Newco, enforceable against Newco in accordance with their terms; (y) the shares of Newco Common Stock issuable upon exercise of the Newco Warrant and the Additional Warrants shall be duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be validly issued, fully paid and non-assessable and subject to no Liens in respect of the issuance thereof; and (z) neither the issuance nor the exercise of the Newco Warrant and the Additional Warrants shall violate or conflict with any agreement, instrument or document to which the Parent or any of the other Obligors is a party or require the consent of any third party.

         10. Representations and Warranties. Not later than the closing of the Public Transaction the Obligors will deliver to the Purchaser updated Disclosure Schedules (the "Updated Disclosure Schedules"). The Obligors hereby jointly and severally represent and warrant to the Purchaser that at the closing of the Public Transaction each of the representations and warranties made by the Obligors in the Purchase Agreement (as qualified by the Updated Disclosure Schedules) will be true and correct in all material respects on and as of the date thereof to the same extent as if made on and as of the date hereof except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date. The Obligors hereby jointly and severally represent and warrant to the Purchaser that as of the date hereof no event has occurred and is continuing or will result from the transactions contemplated hereby which constitutes (or with notice or the passage of time or both would constitute) an Event of Default.

         11. Deposit of Additional Escrow Amount. Within 60 days of the date hereof, the Co-Borrowers shall deposit in the Escrow Account, to be maintained therein and disposed of in accordance with the terms of the Escrow Account Control Agreement, an additional sum equal to the aggregate amount of interest that would accrue under the Notes during a period of three (3) calendar quarters (assuming that the outstanding principal amount of the Notes during all of such period is $10,000,000 and that the interest rate per annum currently in effect under the Notes shall remain in effect at all times during such period).

         12. Additional Mandatory Prepayment of Notes. In the event that, at any time on or after the date hereof, the Parent and/or Newco shall have issued in one or more issuances commencing on the date hereof, equity securities of the Parent of any class or series in exchange for cash in an aggregate amount of $20,000,000 or more, from the date hereof until the one-year anniversary of the date hereof, then the Parent shall promptly give written notice thereof to the Purchaser and the Purchaser shall then have the right, by written notice delivered to the Parent within 30 days after its receipt of such notice, to require the Co-Borrowers thereupon to prepay in respect of the Notes an amount equal in the aggregate to not more than $2,000,000, such amount to be paid and applied in accordance with Sections 2.6, 2.7 and 2.8 of the Purchase Agreement, which right to prepayment shall be in addition to and not in lieu of all other rights of the holders of Notes to prepayment set forth in Section 2.5 and elsewhere in the Purchase Agreement and the Notes.

         13. Expenses. Promptly after the date hereof, in accordance with the terms of Section 11.6 of the Purchase Agreement, the Obligors shall reimburse the Purchaser for all reasonable expenses incurred by it in connection with the negotiation, preparation and execution of this letter agreement and the Consent, including, without limitation, the reasonable fees and expenses of Nixon Peabody LLP, in an amount not to exceed $15,000.

         14. Obligations Independent. The obligations of the parties hereto under each of Sections 1 through 13 hereof are independent of, and are not conditioned on the performance or fulfillment of, the obligations of the parties under any other of such Sections.

         15. Counterparts. This letter agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

         16. Governing Law. This letter agreement shall be governed by and construed under the law of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction).

         If you are in agreement with the foregoing, please so indicate by signing this letter agreement where indicated below and returning a copy hereof to the undersigned.

                           Very truly yours,

                           TECHNOLOGY INVESTMENT CAPITAL CORP.


                           By:

                                ------------------------------------------------
                                Name:  Saul B. Rosenthal

                                Title: President

ACCEPTED AND AGREED:
-------------------

ADVANCED AESTHETICS, INC.


By:

     ------------------------------------------------
      Name:
      Title:

ANUSHKA PBG ACQUISITION SUB, LLC


By:

     ------------------------------------------------
      Name:
      Title:

ANUSHKA BOCA ACQUISITION SUB, LLC


By:

     ------------------------------------------------
      Name:
      Title:

WILD HARE ACQUISITION SUB, LLC


By:

     ------------------------------------------------
      Name:
      Title:

DISCHINO CORPORATION


By:

     ------------------------------------------------
      Name:
      Title:

ADVANCED K, LLC

By:

     ------------------------------------------------
      Name:
      Title:

                                    EXHIBIT A

                          TERMS OF SERIES F INVESTMENT

                 ISSUER: Advanced Aesthetics, Inc., a Delaware
                          corporation (the "Company").

                  PURCHASER: Pequot Capital Management or its
                            affiliates ("Investor").

INVESTMENT AMOUNT:                     $5,000,000.

SECURITIES OFFERED:                    5,000 shares of Series F Preferred Stock
                                       (the "Series F Preferred") and warrants to purchase shares of Common Stock (the
                                       "Warrants").

PURCHASE PRICE:                        $1,000 per share of Series F Preferred.

PUBLIC TRANSACTION:                    Shortly   after  the   closing  of  this
                                       transaction,  the  Company  and  all its
                                       shareholders  (including  the  Series  F
                                       Preferred   holders)   will   execute  a
                                       definitive  share exchange  agreement or
                                       merger     agreement     (the    "Public
                                       Transaction")  with a to-be-named public
                                       company  ("Newco")   acceptable  to  the
                                       Company.  As a result,  the Company will
                                       become  a  wholly-owned   subsidiary  of
                                       Newco   and   all   existing   and   new
                                       shareholders  of the Company  (including
                                       the investors in the Series F Preferred)
                                       will  receive  shares of common stock of
                                       Newco in  exchange  for their  equity in
                                       the   Company.   For  more  details  see
                                       "Public Transaction."



LIQUIDATION PREFERENCES:               In  the   event   of  any   liquidation,
                                       dissolution   or   winding   up  of  the
                                       Company,  the  holders  of the  Series F
                                       Preferred  (together with the holders of
                                       the shares of Series D  Preferred  Stock
                                       of  the   Company)   will   receive   in
                                       preference to the holders of any other class or series of capital stock of the Company, a per share amount equal to the original purchase price of a share of Series F Preferred, plus any accrued and unpaid dividends.



DIVIDENDS:                             10% per annum dividends, when, as and if
                                       declared  by  the   Company's   board  of
                                       directors, prior to any dividends being paid on the common stock of the Company
                                       ("Common Stock").

                                       At  the  time  of any  conversion  of any
                                       Series F Preferred into Common Stock, the
                                       holder of such Series F  Preferred  shall
                                       be  entitled  to  receive  payment of all
                                       accrued  and  unpaid  dividends  thereon.
                                       Such dividends
                                       shall be  payable,  at the  option of the
                                       holder,  either in cash or in the form of
                                       such  number  of  additional   shares  of
                                       Common Stock equal to (a) the amount of such dividends, divided by (b) the then applicable conversion price of the Series F Preferred.

                                       At the  time of any  Public  Transaction,
                                       the  holder  of any  Series  F  Preferred
                                       shall be entitled  to receive  payment of
                                       all accrued and unpaid dividends thereon.
                                       Such dividends  shall be payable,  at the
                                       option of the  holder,  either in cash or
                                       in the form of such number of  additional
                                       shares of common  stock of Newco equal to
                                       (a) the amount of such dividends, divided
                                       by (b) the effective  conversion/exchange
                                       price     in      respect      of     the
                                       conversion/exchange   of  the   Series  F
                                       Preferred into common stock of Newco in such Public Transaction.

VOTING RIGHTS:                         The  Series F  Preferred  will vote with
                                       the Common Stock as a class on an as converted basis. Certain transactions will require the consent of the holders of a majority of the Series F Preferred.

CONVERSION                             RIGHTS:  The Investor will have the right
                                       to  convert  each  share of its  Series F
                                       Preferred into 400 shares of Common Stock
                                       ($2.50/share conversion price).

                                       The   Series   F   Preferred    will   be
                                       automatically converted into Common Stock
                                       as  long  as the  Public  Transaction  is
                                       effected     with    Medical     Makeover
                                       Corporation  of America or IGI,  Inc.  as
                                       described     in     this      Memorandum
                                       ("Pre-Approved Transactions").

ANTI-DILUTION PROTECTIONS:             Proportional adjustments of the Series F
                                       Preferred  conversion  rate will be made
                                       for    splits,    combinations,    stock
                                       dividends,   recapitalizations  and  the
                                       like.   Additionally,    following   the
                                       Closing,  in the event that the  Company
                                       shall  issue  any  additional  shares of
                                       Common Stock or Common Stock equivalents
                                       at a issuance price (or deemed  issuance
                                       price)  less  than  the  then  effective
                                       conversion   price   of  the   Series  F
                                       Preferred,  the conversion price for the
                                       Series F Preferred shall be subject to a
                                       weighted-average           anti-dilution
                                       adjustment.

PROTECTIVE PROVISIONS:                 Consent of the  holders of a majority of
                                       the outstanding Series F Preferred shall
                                       be required for the  consummation of the
                                       Public   Transaction   (other  than  the
                                       Pre-Approved    Transactions)   or   any
                                       amendment   or  change  of  the  rights,
                                       preferences, privileges or powers of, or
                                       the   restrictions   provided   for  the
                                       benefit of, the

                                       Series F Preferred.

REDEMPTION:                            Each holder of Series F Preferred  shall
                                       have the right , but not the obligation,
                                       to require  the Company to redeem any or
                                       all of such holder's  Series F Preferred
                                       upon the  earliest  to occur of: (i) the
                                       liquidation   or   dissolution   of  the
                                       Company,  (ii)  an IPO  of the  Company,
                                       (iii)  the sale of all or  substantially
                                       all the  assets of the  Company,  (iv) a
                                       merger,    consolidation   or   business
                                       combination  of the Company  (except for
                                       the Public Transaction) and (v) a change
                                       of  control  of  the   Company  and  the
                                       Company shall have such right as long as
                                       the  Investor   would   receive  2x  its
                                       original investment upon such redemption or in such other transaction.

TERMS OF THE WARRANTS:                 The Company will issue to the Investor a
                                       warrant exercisable for the number of shares of Common Stock equal to thirty percent (30%) of the number of shares of Common Stock issuable to the Investor upon conversion of its shares Series F
                                       Preferred.

                                       The warrants will be exercisable for five
                                       (5) years from the date of issuance and will have an exercise price equal to 120% of the Conversion Price ($3.00).

PROPOSED CLOSING DATE:                 On or before July 15, 2005.

REGISTRATION RIGHTS:                   Newco will file a registration statement
                                       with  the SEC  covering  the  shares  of
                                       common  stock  of  Newco  issued  to the
                                       holders  of the  Series F  Preferred  in
                                       connection  with the Public  Transaction
                                       and the shares of common  stock of Newco
                                       issuable  upon  exercise of the warrants
                                       (collectively,      the     "Registrable
                                       Securities")   within   60  days   after
                                       consummation  of the Public  Transaction
                                       and  shall use  commercially  reasonable
                                       efforts  to  cause   such   registration
                                       statement   to  be  declared   effective
                                       within 105 days  after the  consummation
                                       of the Public Transaction.  In the event
                                       that either (i) Newco shall fail to file
                                       such  registration  statement  within 60
                                       days  of the  Public  Transaction,  (ii)
                                       such registration statement shall not be
                                       declared  effective  within  105 days of
                                       the  Public  Transaction  or (iii)  such
                                       registration  statement shall not remain
                                       continuously  effective  for a period of
                                       at least two years, the Company shall be
                                       required  to pay  liquidated  damages to
                                       the    holders   of   the    Registrable
                                       Securities  in an amount  equal to 1% of
                                       the  purchase  price  of  the  Series  F
                                       Preferred  to  which  such   Registrable
                                       Securities relate for each 30-day period during which any such condition exists.

REPRESENTATIONS AND WARRANTIES:        Customary representations and warranties
                                       covering,     among    other     things,
                                       capitalization, authority, no conflicts and valid private placement.



OTHER CLOSING CONDITIONS:              Customary closing conditions,  including
                                       compliance  with blue sky laws,  receipt
                                       of   all    necessary    corporate   and
                                       regulatory    approvals   and   investor
                                       suitability.



EXPENSES:                              The Company shall pay the  out-of-pocket
                                       expenses of the Investor in connection with this transaction. (including legal fees and expenses of counsel to the Investor), up to an amount not exceeding
                                       $25,000.



CONDITIONS PRECEDENT TO FINANCING:     This summary of terms is not intended as
                                       a  legally  binding  commitment  by  the
                                       Company   or  the   Investor   and   any
                                       obligation  on the  part  of  either  is
                                       subject  to  the   completion  of  legal
                                       documentation and due diligence to the satisfaction of the Investor and the Company.